SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(A) Of The
                         Securities Exchange Act Of 1934

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[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to 240, 14a-11(c) or 240, 14a-12


                            LOEHMANN'S HOLDINGS, INC.
                            -------------------------
                (Name of Registrant as Specified in its Charter)

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                            LOEHMANN'S HOLDINGS, INC.
                               2500 HALSEY STREET
                              BRONX, NEW YORK 10461

                           NOTICE OF A POSTPONEMENT OF
                           ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

                  NOTICE is hereby given that the annual meeting of stockholders of Loehmann's Holdings, Inc., a Delaware corporation (the "Corporation") called for July 23, 2001, has been postponed.

                  The postponement is due to an inadvertent failure by those engaged by the Corporation to mail proxy soliciting materials to stockholders, to do so on a timely basis.

                  The Corporation desires that every stockholder have ample time to exercise the right to vote at the annual meeting of stockholders, and since this appears not to be possible, we have decided to postpone the annual meeting. We regret any inconvenience this may cause.

                  We presently plan to hold an annual meeting of the stockholders of the Corporation in September 2001. A new record date for stockholders entitled to notice of, and to vote at, the annual meeting will be fixed by the Corporation. Subsequently, you will receive a new notice of annual meeting and proxy statement as well as a copy of the Corporation's annual report.

July 18, 2001                                By Order of the Board of Directors


                                             Robert Glass,
                                             Secretary